CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 4.31

AMENDMENT TO

BUSINESS ASSISTANCE AGREEMENT

This Amendment to Business Assistance Agreement (this “Amendment”) is dated as of April 1, 2022 (the “Amendment Effective Date”), and is by and between Toppan Inc. (formerly known as Toppan Printing Co., Ltd.), a Japanese corporation with its principal place of business at 3-19-26 Shibaura Minato-ku, Tokyo 108-8539, Japan (“Toppan”), and VTS-Touchsensor Co., Ltd., a Japanese corporation with its principal place of business at 1101-20, Myohoji-cho, Higashi-ohmi, Shiga 527-0046 Japan (“VTS”). Defined terms used herein not otherwise defined shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Toppan and VTS (collectively referred to as the “Parties”) entered into BUSINESS ASSISTANCE AGREEMENT dated March 29, 2018, its first Amendment dated April 1, 2019, its second Amendment dated April 1, 2020 and its third Amendment dated March 26, 2021 (collectively referred to as the “Agreement”).

WHEREAS, the Parties wish to amend the terms and conditions of the Agreement.

AGREEMENT

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Section 1 (a) of the Agreement shall be deleted in its entirety and is replaced with the following:

“(a)    The term of this Agreement (the “Term”) shall begin on the Effective Date, and shall continue until March 31, 2023 unless terminated earlier (i) in writing by the Company on the 30th day after the Company delivers a notice of termination to Toppan in writing or (ii) pursuant to Section 1(b), Section 1(c), or Section 1(d).”

2.	The Parties hereto hereby delete SCHEDULE 1 Consignment Work List in its entirety and replace SCHEDULE 1 Consignment Work List to read as the SCHEDULE 1 Consignment Work List attached hereto.

3.	This Amendment shall take effect on the Amendment Effective Date.

4.

Except and to the extent modified herein, all terms and conditions of the Agreement shall remain in full force and effect. This Agreement may be delivered by facsimile or electronic (pdf) transmission, and facsimile or electronic (pdf) copies of executed documents shall be binding as originals.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto execute this Amendment as of the Amendment Effective Date.

Toppan		VTS

Toppan Inc.		VTS-Touchsensor Co., Ltd.
Date:	April 26, 2022	April 22, 2022

By:	/s/ Kazunori Katsumura	By:	/s/ Junichi Otomo
Name: Kazunori Katsumura		Name: Junichi Otomo
Title: Executive Officer		Title: Managing Director
Deputy Head of Electronics Division

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 1

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